UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2025

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	DFS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter)or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 18, 2025, Discover Financial Services (“Discover”) held a special meeting of stockholders (the “Special Meeting”) in connection with the proposed merger of Capital One Financial Corporation (“Capital One”) and Discover (the “Merger”), pursuant to that certain Agreement and Plan of Merger, dated as of February 19, 2024, by and among Discover, Capital One and Vega Merger Sub, Inc. (the “Merger Agreement”). At the Special Meeting, Discover’s stockholders considered three matters related to the Merger, each of which is described more fully in the joint proxy statement/prospectus of Discover and Capital One, dated as of January 6, 2025 (the “Joint Proxy Statement/Prospectus”), as supplemented by certain Discover filings prior to the date of the Special Meeting.

At the close of business on December 27, 2024, the record date for the Special Meeting, there were 251,311,443 shares of common stock, par value $0.01 per share, of Discover (“Discover common stock”) outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 206,554,593 shares of Discover common stock were represented in person or by proxy, which represented 82.19% of the shares of Discover common stock outstanding and entitled to vote at the Special Meeting, constituting a quorum to conduct business.

The vote results on the matters presented at the Special Meeting are set forth below.

Item 1 – Merger Proposal. A proposal to adopt the Merger Agreement was approved upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
205,145,007	1,172,261	237,323	—

Item 2 – Compensation Proposal. A proposal to approve, on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid to named executive officers of Discover in connection with the transactions contemplated by the Merger Agreement was approved upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
194,002,801	11,955,526	596,265	—

Item 3 – Adjournment Proposal. A proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the merger proposal or to ensure that any supplement or amendment to the joint proxy statement/prospectus is timely provided to Discover’s stockholders was approved upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
195,363,703	10,777,525	413,363	—

No adjournment of the Special Meeting was determined to be necessary or appropriate and, accordingly, the meeting was not adjourned and proceeded to conclusion.

Item 7.01.	Regulation FD Disclosure.

On February 18, 2025, Discover and Capital One issued a joint press release announcing the results of the Special Meeting and the results of the special meeting of Capital One’s stockholders also held on February 18, 2025. A copy of the joint press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including the exhibits, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, related to expected consummation of the Merger, contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “forecast,” and similar expressions. Such statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. These forward-looking statements speak only as of the date hereof and there is no undertaking to update or revise them as more information becomes available. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: (i) the possibility of a failure to complete the Merger or unexpected delays related to the Merger or the inability of the parties to obtain regulatory approvals or satisfy other closing conditions in the Merger Agreement required to complete the Merger, or (ii) regulatory approvals resulting in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Merger.

Additional factors that could cause Discover’s results to differ materially from those described in the forward-looking statements can be found under “Risk Factors,” “Business - Competition,” “Business - Supervision and Regulation” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Discover’s Annual Report on Form 10-K/A for the year ended December 31, 2023, which is filed with the SEC and available at the SEC’s internet site (http://www.sec.gov) and subsequent reports on Forms 8-K and 10-Q/A.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Joint Press Release, dated February 18, 2025

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Date: February 18, 2025	By:	/s/ Efie Vainikos
	Name:	Efie Vainikos
	Title:	Assistant Secretary